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                                                                   Exhibit 4.8


                               PURCHASE AGREEMENT
                                                               December 18, 1997

Legg Mason Wood Walker, Incorporated
    As Purchaser
111 Calvert Street
Baltimore, Maryland 21203

Ladies and Gentlemen:

     1. INTRODUCTORY. BRE Properties, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), proposes to issue and sell to you (the "Purchaser"), pursuant to the terms of this Purchase Agreement ("Agreement"), an aggregate of 728,929 shares of its Common Stock, $0.01 par value per share (the "Securities") at a price of $26.2028 per share for an aggregate purchase price of $19,099,980.80. The class of Common Stock, $0.01 par value per share of the Company is sometimes referred to in this Agreement as "Common Stock".

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (as defined in Section 4), and agrees with the Purchaser that:

          (i) (a) The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, documents and registration statements (collectively, the "SEC Reports") required to be so filed by it since January 1, 1997, under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"). A list of all such SEC Reports is attached hereto as Exhibit A. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (the "Financial Statements") contained in each of the Company's
Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the
"Form 10-K") and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 (the "Form 10-Qs") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as otherwise stated
in such financial statements) and present fairly the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated statements of income, statements of cash flows and statements of stockholders' equity of the Company and the subsidiaries for the periods indicated, subject, in the case of the financial statements contained in the Form 10-Qs, to normal year-end audit adjustments; provided, however, that
                                                      --------  -------
the financial statements in the Company's 10-Qs are based in part on estimates and include such adjustments as management believes necessary for a fair presentation of the Company's
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financial position at the dates therein stated and the results of its operations for the periods then ended; such financial statements and related notes are condensed and have been prepared in accordance with generally accepted accounting principles applicable to interim periods, consequently they do not include all generally accepted accounting disclosures required for more complete annual financial statements; more complete information with respect to the Company's financial statements is contained in the footnote disclosures in the Company's Annual Reports to Shareholders, Forms 10-K and in such 10-Qs.

          (b) The statements of gross income and direct operating expenses of certain acquired properties included in the SEC Reports, together with the related notes and supporting schedules (if any), present fairly the gross income and direct operating expenses of such acquired properties or entities as at the respective dates and for the respective periods therein indicated, and such financial statements and related notes and supporting schedules have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as may be set forth therein.

          (ii) The printer's proof, dated December 18, 1997, of portions of the Company's Prospectus Supplement and Prospectus delivered to Purchaser is referred to herein as the "Draft Prospectus." The SEC Reports, together with the Draft Prospectus are referred to herein collectively as the "Disclosure Documents." The Draft Prospectus, as of its date, does not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition,, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Documents. Since the respective dates as of which information is given in the Disclosure Documents (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein or contemplated thereby, (A) there has been no change in the consolidated capital stock or the consolidated long-term debt of the Company,
(B) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries considered as one enterprise, other than those entered into in the ordinary course of its business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of capital stock.

          (iii) The accountants who have certified the financial statements and supporting schedules included in the SEC Reports are independent public accountants as required by the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act.")

          (iv) The pro forma financial statements, together with the related notes and any supporting schedules, included in the SEC Reports present fairly the information shown therein, have been prepared on a basis substantially consistent with the audited

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financial statements of the Company set forth therein, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

          (v) As of the date hereof, the authorized capital stock of the Company consisted of 100,000,000 shares of Common Stock, of which 40,915,323 shares were issued and outstanding and 10,000,000 shares of preferred stock, none of which were issued. The shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable; and none of the outstanding shares of Common Stock was issued in violation of any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise.

          (vi) The Company is eligible to use a Form S-3 registration statement under the Securities Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992.

          (vii) Neither the Company nor any of its subsidiaries nor any of their respective officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Securities Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

          (viii) The shares of Common Stock issued and outstanding as of the date of this Agreement are listed on the New York Stock Exchange.

          (ix) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Documents; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of Arizona, California, Colorado, Nevada, New Mexico, Oregon, Utah and Washington; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").

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          (x) Attached hereto as Exhibit B is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies or other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Such Exhibit accurately sets forth the jurisdiction of organization of, and the Company's approximate percentage ownership interest in, each such subsidiary and other entity. Such ownership interests are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity that would or might result in a Material Adverse Effect. The Company does not have any subsidiaries other than those listed on such Exhibit.

          (xi) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Disclosure Documents, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xii) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their respective properties and to carry on their respective businesses as contemplated in the Disclosure Documents.

          (xiii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (xiv) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, "Organizational Documents"), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the sale of the Securities, the consummation of the transactions contemplated herein and therein, and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by

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all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase of the Securities by the Purchaser.

          (xv) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for its taxable years ended July 31, 1994, July 31, 1995, its short taxable year ended December 31, 1995 and its taxable year ended December 31, 1996; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. United States Federal income tax returns of the Company have been closed through the fiscal year of the Company ended July 31, 1993. As used in this paragraph (viii), the term "Company" includes BankAmerica Realty Investors, a California business trust and predecessor to BRE Properties, Inc., a Delaware corporation.

          (xvi) Each subsidiary of the Company is a "qualified REIT subsidiary" within the meaning of the Code.

          (xvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the SEC Reports or which might result in a Material Adverse Effect (other than as disclosed in the Disclosure Documents). There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the SEC Reports which have not been so filed.

          (xviii) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it.

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          (xix) The Company has full right, power and authority to enter into this Agreement and to issue and sell the Securities; this Agreement has been duly authorized, executed and delivered by the Company.

          (xx) The Securities that are being purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Registration Rights Agreement (as hereinafter defined) and under applicable state and federal securities laws. The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

          (xxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the SEC Reports.

          (xxii) Except as otherwise disclosed in the Disclosure Documents:
(A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Disclosure Documents as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee); (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the SEC Reports or which, individually or in the aggregate, would have a Material Adverse Effect are disclosed in the Disclosure Documents; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (D) no tenant under any of the leases

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pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xxiii) Except as otherwise set forth in the Disclosure Documents,
(A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as
(u) are not required to be disclosed in the SEC Reports or (v) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the SEC Reports, or (x) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the SEC Reports or (z) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (D) to the best of the Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the

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"EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (hereinafter defined). As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.) ("CERCLA"), the Hazardous Materials
                      -- ---
Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource
                                                         -- ---
Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and
                                                                    -- ---
in the regulations adopted and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

          (xxiv) The issuance, sale and private offering of the Securities to be issued and sold by the Company have been approved by all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article IX of the Company's Articles of Incorporation).

          (xxv) To the extent applicable, the Company has complied and will comply with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxvi) The common share purchase rights (the "Rights") issuable pursuant to the Rights Agreement dated as of August 14, 1989, as supplemented (the "Rights Agreement"). between the Company and ChaseMellon Shareholder Services, L.L.C. have been duly authorized by the Company and, when the Securities are issued by the Company pursuant to this Agreement, the Rights attached to such Securities will be validly issued.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, that:

          (i) Purchaser is duly organized and validly existing as a corporation under the laws of the State of Maryland.

          (ii) The execution, delivery and performance of this Agreement by Purchaser, the consummation of the transactions contemplated hereby and the compliance by Purchaser of its obligations hereunder, have been duly authorized and approved by all

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requisite action of the Purchaser and will not conflict with or constitute a breach of, or default under, any material contract, indenture, purchase agreement, or other agreement or instrument to which Purchaser is a party or to which any of its properties or assets may be bound, nor will such action result in any violation of the provisions of its articles of incorporation or bylaws or any applicable law, administrative regulation or administrative or court decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by Purchaser of the transactions contemplated by this Agreement.

          (iii) Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of Purchaser.

          (iv) This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Securities to be purchased by Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third party, with respect to any of the Securities. Notwithstanding the foregoing, the Company acknowledges that Purchaser may transfer all of the Securities to a unit investment trust sponsored by Purchaser (the "Trust") which is duly registered as an "investment company" under the Investment Company Act of 1940, as amended, upon delivery to the Company by the Trust of representations and warranties substantially identical to those of the Purchaser set forth in this Section 3, executed by and on behalf of the Trust.

          (v) Purchaser understands that the Securities are not registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on the Purchaser's representations set forth herein. Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Purchaser has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Purchaser has no such intention.

          (vi) Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or

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could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

          (vii) Purchaser understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, Purchaser is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of the Rule are met.

          (viii) Each certificate or other document evidencing any of the Securities shall be endorsed with the legend set forth below, and Purchaser covenants that, except to the extent such restrictions are waived by the Company, Purchaser shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

     4.   PURCHASE, SALE AND DELIVERY OF THE SECURITIES

          (i) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell the Securities to the Purchaser and the Purchaser agrees to purchase the Securities from the Company at the price indicated in Section 1.

          (ii) Delivery to the Purchaser of a certificate for, and payment of the purchase price for the Securities shall be made at 9:30 A.M., New York City time, on December 23, 1997, or such other time not later than ten business days after such date as shall be agreed upon by the Purchaser and the Company (such time and date of payment and delivery being herein called the "Closing Date") at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, Virginia, 23219-4074. The Closing Date and the location of the place of closing, the manner of delivery of, and the form of payment for, the Securities may be varied by agreement between Purchaser and the Company.

          (iii) The certificate for the Securities shall be registered in Purchaser's name and issued for the full amount of the Securities. Such certificate shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. The certificate in definitive form evidencing the Securities shall be delivered to you on the Closing Date, with any transfer taxes thereon duly paid by the Company, for the account of the Purchaser, against payment of the purchase price therefor by intra-bank transfer or wire transfer of same day funds to such account as may be designated by the Company at least two business days prior to the Closing Date.

     5. PAYMENT OF EXPENSES. The Company and the Purchaser will each pay their own expenses incident to the negotiation, preparation and performance of their respective obligations under this Agreement, whether or not a Closing shall occur hereunder.

     6. CONDITIONS OF PURCHASER'S OBLIGATIONS. The obligations of Purchaser under Sections 1 and 4(i) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          (i) The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          (ii) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          (iii) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          (iv) All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser's counsel, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

          (v) The Company and the Trust shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement").

          (vi) The Purchaser shall have received from Farella Braun & Martel LLP, counsel for the Company, an opinion, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser and its counsel, covering organization, qualification and good standing, execution, delivery and performance of this Agreement and the Registration Rights Agreement, authorization and issuance of the Securities, qualification as a "real estate investment trust," absence of litigation, absence of conflicts and required consents.

          (vii) (i) Since the date of the latest balance sheet included or incorporated by reference in the SEC Reports, there shall not have been any Material Adverse Effect, (ii) other than as set forth in the Disclosure Documents, no proceedings shall be pending or, to the knowledge of the Company, after due inquiry, threatened against the Company or any Property before or by any federal, state or other commission, board or administrative agency, where an unfavorable decision, ruling or finding could reasonably be expected to result in a Material Adverse Effect, and on the Closing Date Purchaser shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, confirming the matters set forth in paragraph (i) and this paragraph (vii) of this Section 6.

          (viii) Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, of Hunton & Williams, counsel for the Purchaser, in form and substance satisfactory to Purchaser, as to matters customary in transactions of this type.

          (ix) On the Closing Date Ernst & Young shall have furnished to the Purchaser a letter, dated the date of its delivery, addressed to the Purchaser and in form and substance satisfactory to the Purchaser (and to its counsel), confirming that they are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and with respect to the financial and other statistical and numerical information contained in the SEC Reports.

     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Purchaser by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that the provisions of Section 5 and Section 8 shall at all times be effective and shall survive such termination.

     7. CONDITIONS OF THE COMPANY'S OBLIGATIONS. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Purchaser:

          (i) The representations and warranties of the Purchaser contained in
Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          (ii) All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     8.   EFFECTIVE DATE AND TERMINATION OF THIS AGREEMENT.

          (a) This Agreement shall become effective upon execution.

          (b) This Agreement may be terminated at any time prior to the Closing Date by the Purchaser by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Disclosure Documents, there has been a Material Adverse Effect, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in Purchaser's judgment, is material and adverse and would, in Purchaser's judgment, make it impracticable or inadvisable
(x) to commence or continue the offering of the shares of the Trust to the public or (y) to enforce contracts for the sale of such shares, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange or the American Stock Exchange or material limitation on prices for securities on either of such exchanges, (iv) (a) the downgrading of any of the debt securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" or the announcement by any such organization of an initial rating with respect to any such securities that is below the ratings of other such organizations in effect for such securities on the date hereof, or (b) the public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of such securities, (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in Purchaser's opinion would result in a Material Adverse Effect, (vi) the declaration of a banking moratorium by either federal or New York State authorities or (vii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in Purchaser's opinion has a material adverse effect on the financial markets in the United States.

     9.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Purchaser, and each of the officers, directors and employees of the Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act or
Section 20 of the Exchange Act against any loss, claim, damage, liability or expense (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), as incurred, to which the Purchaser, any officer, director, trustee, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of any of the Company, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any breach of representation, warranty or covenant of the Company made in this Agreement.

     (b) The Purchaser agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage liability or expense, as incurred, to which any such officer, director, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any breach of representation, warranty or covenant of the Purchaser made in this Agreement.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Section 9, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 9 except to the extent the indemnifying party is materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly noticed, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one separate counsel (together with local counsel) shall be at the expense of the indemnifying party.

     (d) In addition to its other obligations under this Section 9, the indemnifying parties agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any matter described in this Section 9 for which indemnification may be requested, they will reimburse the indemnified party on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the "Prime Rate") from the date of such request. The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 9, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

     10.  MISCELLANEOUS.

          (i)  Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

          (ii)      Survival of Warranties and Representations. Except as
                    ------------------------------------------
otherwise expressly provided herein, all warranties and representations of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing but shall expire on the second anniversary of the Closing (or except in the case of the representations and warranties of Purchaser and the Trust set forth in Section 3(iii) to 3(viii) inclusive, on the third anniversary of the Closing), except to the extent that, prior to the expiration of such two or three year period, as the case may be, a party has given notice to the other of an alleged breach of warranty or representation.

          (iii)     Successors and Assigns.  Except as otherwise provided
                    ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (iv)      Governing Law. This Agreement shall be governed and
                    -------------
construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          (v)       Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (vi)      Titles and Subtitles.  The titles and subtitles used in this
                    --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (vii)     Notices.  Unless otherwise provided, any notice required or
                    -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other party.

          (viii)    Finders' Fees.  Each party represents that it neither is nor
                    -------------
will be obligated for any finder's or broker's or similar fee or commission in connection with this transaction.

          (ix)      Attorneys' Fees. If any action at law or in equity is
                    ---------------
necessary to enforce or interpret the terms of this Agreement or the Registration Rights Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          (x) Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

          (xi) Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.



                                BRE PROPERTIES, INC.



                                By:    /s/ Frank C. McDowell
                                       ---------------------
                                       Frank C. McDowell
                                       Chief Executive Officer



                                LEGG MASON WOOD WALKER, INCORPORATED



                                By:    /s/ E. J. Bradley, Jr.
                                       -------------------------
                                       Edwin J. Bradley, Jr.
                             Title:    V.P.
                                       -------------------------
                           Address:    111 Calvert Street
                                       Baltimore, MD 21203

                                                                       Exhibit A
                                                                       ---------


a. Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Report on Form 10-K/A filed on April 25, 1997.

b. Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1997, filed on April 25, August 12 and November 14, 1997, respectively.

c. Current Report on Form 8-K filed on January 14, 1997, as amended by the Current Report on Form 8-K/A, filed on February 13, 1997, and the Current Report on Form 8-K/A, filed on April 23, 1997.

d. Current Report on Form 8-K/A filed on April 23, 1997, amending the Current Report on Form 8-K/A, filed on December 10, 1996, and the Current Report on Form 8-K, filed on October 15, 1996.

e. Current Report on Form 8-K/A filed on April 23, 1997, amending the Current Report on Form 8-K/A, filed on May 21, 1996, and the Current Report on Form 8-K, filed on April 1, 1996.

f.   Current Report on Form 8-K filed on April 25, 1997.

g.   Current Report on Form 8-K filed on June 12, 1997.

h.   Current Report on Form 8-K filed on June 23, 1997.

i. Current Report on Form 8-K filed on September 3, 1997, as amended by the Current Report on Form 8-K/A, filed on October 30, 1997.

j.   Current Report on Form 8-K filed on October 15, 1997.

k.   Current Report on Form 8-K filed on November 24, 1997.

l.   Current Report on Form 8-K filed on December 18, 1997.

                                                                      Exhibit B
                                                                      ---------
                                 Subsidiaries
                                 ------------

                                                                                                  Company's
                                                                                                  Percentage
                                                                                                  Ownership Interest
                                                                                                  ------------------
A.   Subsidiaries of the Company
     ---------------------------

1.   Corporate Subsidiaries of the Corporation
     -----------------------------------------
        BRE Camino Seco, Inc., a Delaware corporation                                                   100%
        BRE Colonia Del Rio, Inc., a Delaware corporation                                               100%
        BRE Fountain Plaza, Inc., a Delaware corporation                                                100%
        BRE Hacienda Del Rio, Inc., a Delaware corporation                                              100%
        BRE Oracle Village, Inc., a Delaware corporation                                                100%
        BRE Springhill, Inc., a Delaware corporation                                                    100%
        Alliance Property Management Company, a Delaware Corporation                                    100%
        BRE Builders, Inc., a Delaware Corporation                                                      100%

2.   Partnership Subsidiaries of the Company:
     ----------------------------------------
        Vallejo Highlands Associates, a California limited partnership                                  100%
        Vallejo Somerset Limited Partnership, a Texas limited partnership                               100%
        ITCR Villa Verde Limited Partnership, a Texas limited partnership                               100%

3.   Limited Liability Company Subsidiaries of the Company:
     ------------------------------------------------------
        BRE Property Investors LLC, a Delaware limited liability company                                73.75%
        Blue Ravine Investors LLC, a Delaware limited liability company                                 88.45%
        Palm Shadows LLC, a California limited liability company                                        100%
        Riverview LLC, a California limited liability company                                           100%
        Woodlake Holdings LLC, an Arizona limited liability company                                     100%

B.   Non-Subsidiary Entities in Which the Company Owns an Interest
     -------------------------------------------------------------
        Westbar Limited Partnership, an Arizona limited partnership                                     25%
        Metro Village Limited Partnership, an Arizona limited partnership                               37.5%
        Chateau De Ville Apt. Fund Ltd., a California limited partnership                               21%


                                                                       EXHIBIT C
                                                                       ---------

                         REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 23, 1997 by and between BRE Properties, Inc., a Maryland corporation (the "Company") and Legg Mason Unit Investment Trust Series 7, Legg Mason REIT Trust, December 1997 Series (the "Trust").

          WHEREAS, on December 23, 1997, an aggregate of 728,929 shares of the Company's common stock, $.01 par value (the "Shares"), was deposited into the Trust; and
          WHEREAS, in order to permit the Trust to freely offer and sell the Shares so acquired, the Company has agreed to provide the Trust with the registration rights provided herein.

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby agree as follows:

ARTICLE 1.  Registration Rights.
            -------------------

            The Trust shall be entitled to registration of its Registrable Shares (as defined below) under the Securities Act of 1933, as amended (the "Securities Act"), upon and subject to the terms and conditions set forth herein (the "Registration Rights"). As used herein, the term "Registrable Shares" means all of the Shares, excluding (i) any Shares that have been sold or otherwise disposed of by the Trust under the Registration Statement (as hereinafter defined) or other effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act, and (ii) any Shares that are eligible for sale pursuant to Rule 144(k) under the Securities Act.

          Section 1.1    Registration.  The Company shall cause to be filed with
                         ------------
the Securities and Exchange Commission (the "SEC"), no later than forty-five
(45) days after the date hereof, a registration statement ("Registration Statement") under Rule 415 of the Securities Act and related prospectus ("Prospectus") that comply in all material respects with applicable SEC rules providing for registration under the Securities Act of the offer and sale by the Trust of all Registrable Shares. The Company shall (subject to Section 1.6 hereof) use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable. So long as any Shares remain Registrable Shares, the Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep the Registration Statement pursuant to this paragraph effective with respect to all, and not less than all, of such Shares, until the earlier of (i) such time as Form S-3 (or similar successor form of registration statement) is not available to the Company for registration of the Registrable Shares (the "S-3 Expiration Date") or (ii) the second anniversary of the effectiveness thereof (the "Two Year Expiration Date").

     Section 1.2    Registration Rights if Form S-3 is Not Available.  The
                    ------------------------------------------------
following provisions shall apply with respect to Registrable Shares held by the Trust during the period, if any, beginning on the date of the occurrence of an S-3 Expiration Date and ending on the date when the Company would no longer be obligated to maintain the Registration Statement in effect pursuant to the terms of Section 1.1 but for the occurrence of the S-3 Expiration Date (the "Supplemental Rights Period"). During the Supplemental Rights Period, the Trust shall have the following rights:

                    (a) Demand Right.  The Trust may make a written request for
                        ------------
registration under the Securities Act of all or part of its Registrable Shares (a "Demand Registration"); provided, however, that (i) the Company shall not be obligated to effect more than one Demand Registration in any twelve month period, (ii) the number of Registrable Shares proposed to be sold by the Trust upon written request shall have an estimated market value at the time of such request (based upon the then market price of a Share) of at least $10,000,000 and (iii) the Trust shall be entitled to make a maximum of two Demand Registrations. The Company shall (subject to Section 1.6 hereof) file any registration statement required by this paragraph with the SEC within thirty
(30) days of receipt of the requisite Trust request and shall use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall (subject to Section 1.6 hereof) use its reasonable efforts to keep each such registration statement filed hereunder continuously effective for a period of 90 days, unless such offering is an underwritten offering and the managing underwriter requires that the registration statement be kept effective for a longer period of time, in which event for such longer period up to 120 days (such period, in each case, to be extended by the number of days, if any, during which the Trust was not permitted to make offers or sales under such registration statement by reason of
Section 1.6). The Company may elect to include in any such registration statement additional shares of its common stock (the "Common Shares") to be issued by the Company subject, in the case of an underwritten secondary Demand Registration, to cutback by the managing underwriters. A registration shall not constitute a Demand Registration under this Section 1.2(a) until it has been declared effective.

                    (b) Piggyback Rights.  If the Company at any time during the
                        ----------------
Supplemental Rights Period proposes to file a registration statement under the Securities Act with respect to an offering of Shares solely for cash (other than under a shelf Registration Statement filed pursuant to Section 1.1 hereof or a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan,
(ii) in connection with a rights offering exclusively to existing holders of Common Shares or an offering solely to employees of the Company or its subsidiaries or (iii) relating to a transaction pursuant to Rule 145 of the Securities Act) the Company shall give written notice of the proposed registration to the Trust not later than thirty (30) days prior to the filing thereof. The Trust shall have the right to request that all or any part of the Registrable Shares be included in the registration by giving written notice to the Company within fifteen (15) days after the giving of the notice by the Company; provided, however, that (A) if the registration relates to an
         --------  -------
underwritten primary offering on behalf of the Company and the managing underwriters of the offering determine in good faith that the aggregate amount of securities of the Company which the Trust and the Company propose to include in the registration statement exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities which the Company proposes to sell, second, pro rata, the securities of any prior holders of piggyback registration rights, and third, pro rata, the Registrable Shares of the Trust, (B) if the registration is an underwritten secondary registration on behalf of any security holders of the Company (including the Trust) and the managing underwriters determine in good faith that the aggregate amount of securities which the Trust, such security holders and any prior holders of piggyback registration rights propose to include in the registration exceeds the maximum amount of securities that could practicably be included therein, the Company will include in the registration, first, the securities to be sold for the account of those holders who demanded the registration, second, pro rata, the securities of any prior holders of piggyback registration rights, third, pro rata, the Registrable Shares of the Trust, if the Trust did not exercise its demand registration rights and fourth, pro rata, other securities to be sold for the account of other holders electing to include securities in the registration. (It is understood, however, that the underwriters shall have the right to terminate entirely the participation therein of the Trust if the underwriters eliminate entirely the participation in the registration of all the other holders at a parity with the Trust electing to include (but not being entitled to demand inclusion of) securities in the registration because it is not practicable to include such securities in the registration.) If the registration is not an underwritten registration, then all of the Registrable Shares requested to be included in the registration shall be included. Registrable Shares proposed to be registered and sold pursuant to an underwritten offering for the account of the Trust shall be sold to prospective underwriters selected by such holders and approved by the Company and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Trust and any other holders demanding registration and the prospective underwriters. Registrable Shares need not be included in any Registration Statement pursuant to this provision if in the opinion of counsel to the Company reasonably acceptable to the Trust (a copy of which opinion is delivered to the Trust) registration under the Securities Act is not required for public distribution of the Registrable Shares without limitation as to number or volume.

                    (c) Company Purchase. Upon receipt by the Company of a
                        ----------------
registration request pursuant to this Section 1.2, the Company may, but is not obligated to, purchase from the Trust all, but not less than all, of the Registrable Shares which are the subject of the request at a price per share equal to the average closing prices of the Common Shares for the five trading days immediately preceding the date of the registration request. In the event the Company elects to purchase the Registrable Shares which are the subject of request, the Company shall notify the Trust within five business days of the date of receipt of the request by the Company, which notice shall indicate: (i) that the Company will purchase the Registrable Shares which are the subject of the request, (ii) the price per share, calculated in accordance with the preceding sentence, which the Company will pay the Trust and (iii) the date upon which the Company shall repurchase such Registrable Shares, which date shall not be later than the tenth business day after receipt of the request relating to such Registrable Shares. If the Company so elects to purchase the Registrable Shares which are the subject of a registration request made pursuant to this
Section 1.2, then upon such purchase the Company shall be relieved of its obligations under subsections 1.2(a) and (b) with respect to such Registrable Shares or as a result of the registration notice.

Section 1.3    Additional Registration Procedures.
               ----------------------------------

               (a) The Company will provide to the Trust a reasonable number of copies of any final Prospectus and any amendments or supplements thereto.

               (b) The Company will use its reasonable efforts to register or qualify the Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Trust reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable in connection with the disposition of the Registrable Shares; provided that the Company will
                                                --------
not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph,
(ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such an jurisdiction, or (iv) qualify Registrable Shares in a given jurisdiction where qualification would require the Company to register as a broker or dealer in that jurisdiction.

               (c) The Company will cause all Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified.

     Section 1.4    Cooperation.  The Trust agrees to provide in a timely manner
                    -----------
information regarding the proposed distribution of the Registrable Shares and all other information reasonably requested by the Company in connection with preparation of and for inclusion in the Registration Statement.

     Section 1.5    Additional Shares.  The parties agree that any Registration
                    -----------------
Statement may register shares that are not Registrable Shares but are shares held by others, or to be issued to others, subject, however, to the terms and conditions of this Agreement.

     Section 1.6    Suspension of Offering.  Notwithstanding the foregoing
                    ----------------------
provisions of this Agreement, the Company shall not be required to file a Registration Statement or to keep the Registration Statement effective if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company (in the judgment of its Board of Directors, President or Chief Executive Officer) has a bona fide business
                                                       ---------
purpose for keeping confidential and the nondisclosure of which in the Registration Statement might cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company (i)
                                         -----------------
will promptly notify the Trust if entitled to registration of each such determination and (ii) may not delay, suspend or withdraw the Registration Statement for such reason more than twice in any twelve (12)-month period or three times in any twenty-four (24) month period or for more than sixty (60) days at any one time. Upon receipt of any notice from the Company of the happening of any event during the period the Registration Statement is effective which is of a type specified in the preceding sentence or as a result of which the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, the Trust agrees that it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement until it receives copies of a supplemented or amended Prospectus that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective. If so directed by the Company, the Trust will deliver to the Company any copies of the Prospectus covering the Registrable Shares in its possession at the time of receipt of such notice.

     Section 1.7    Expenses.  The Company shall pay all expenses incident to
                    --------
the performance by it of its obligations under this Agreement, including (i) all SEC or stock exchange registration, listing and filing fees, (ii) all expenses incurred in connection with the preparation, printing and distributing of any Registration Statement and Prospectus and any amended or supplemental Prospectus, and (iii) fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, comfort letters). The Trust shall be responsible for the payment of any and all other expenses incurred by them in connection with the sale of the Registrable Shares, including, without limitation, brokerage and sales commissions, underwriting discounts, fees and disbursements of counsel representing the Trust, and any transfer taxes relating to the sale or disposition of the Registrable Shares by the Trust.

ARTICLE 2.     Indemnification; Contribution.
               -----------------------------

     Section 2.1    Indemnification by the Company.  The Company agrees to
                    ------------------------------
indemnify and hold harmless the Trust, its trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act as follows:

          (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

          (c) subject to the limitations set forth in Section 2.3, against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (a) or (b) above;

provided however, that the indemnity provided pursuant to this Section 2.1 does
----------------
not apply to the Trust with respect to any loss, liability, claim, damage or expense that arises out of or is based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Trust expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amended or supplement thereto) or (y) the Trust's failure to deliver an amended or supplemental Prospectus provided by the Company if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Section 2.2    Indemnification by the Trust.  The Trust agrees to indemnify
                    ----------------------------
and hold harmless the Company, and each of its directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in
Section 2.1 hereof (except that any settlement described in Section 2.1(b) shall be effected with the written consent of the Trust, which shall not be unreasonably withheld), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (x) any untrue statement or omission, or alleged untrue statement or omission, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Trust expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) the Trust's failure to deliver an amended or supplemental Prospectus provided by the Company if the loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     Section 2.3    Conduct of Indemnification Proceedings.  Each indemnified
                    --------------------------------------
party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 2.1 or 2.2 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 2.1 or 2.2 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld;

provided, however, that, if the defendants in any such action or
--------  -------
proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines upon advice of counsel that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; provided, however, it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party does not assume the defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, which shall not be unreasonably withheld. If an indemnifying party assumes the defense of an action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 2.3. Unless and until a final judgment that an indemnified party is not entitled to the costs of defense under the foregoing provision, the indemnifying party shall reimburse promptly as they are incurred, the indemnified party's costs of defense.

     Section 2.4    Contribution.  To provide for just and equitable
                    ------------
contribution in circumstances in which the indemnity agreement provided for in this Section 2 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and the Trust shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by the indemnity agreement incurred by the Company and the Trust, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Trust on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Article 2, the Trust shall not be required to pay or contribute any amount in excess of the lesser of (i) the total price at which the Registrable Shares of the Trust were sold to the public or (ii) the amount of any damages which the Trust would otherwise have been required to pay by reason of the untrue statement or omission.

     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.4, each trustee and officer of the Trust and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Trust, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

ARTICLE 3.     Miscellaneous.
               -------------

     Section 3.1    Amendments and Waivers.  The provisions of this Agreement
                    ----------------------
may not be amended, modified, supplemented or waived without the written consent of the Company and the Trust.

     Section 3.2    Notices. All notices and other communications provided for
                    -------
or permitted hereunder shall be made in writing by hand delivery, registered first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery, to the Trust and to the Company at the address indicated below:

     If to the Trust:
                       Legg Mason Unit Investment Trust, Series 7
                       Legg Mason REIT Trust, December 1997 Series
                       The Bank of New York, Trustee
                       101 Barclay Street, 17 West
                       New York, New York  10286
                       Attention:   Jeff Cohen
                       Phone:       (212) 815-3605
                       Fax:         (212) 815-2948

                       with a copy to:

                       Chapman & Cutler
                       111 West Monroe Street
                       Chicago, Illinois 60603
                       Attention:   Mark J. Kneedy, Esq.
                       Phone:       (312) 845-3000
                       Fax:         (312) 701-2361

     If to the Company:
                       One Montgomery Street, Suite 2500
                       Telesis Tower
                       San Francisco, California 94104
                       Attention:  Frank C. McDowell

                       Phone:  (415) 445-6530
                       Fax:    (415) 445-6599

                       with a copy to:
                       Farella Braun & Martel LLP
                       Thirtieth Floor
                       Russ Building
                       235 Montgomery Street
                       San Francisco, California 94109
                       Attention:  Morgan P. Guenther, Esq.
                       Phone:      (415) 954-4400
                       Fax:        (415) 954-4480


     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; or at the time delivered, if delivered by an air courier guaranteeing overnight delivery.

     Section 3.3    Assignment; Successors and Assigns.  This Agreement and the
                    ----------------------------------
rights granted hereunder are personal to and may not be assigned by the Trust.

     Section 3.4    Governing Law.  The laws of the State of Maryland shall
                    -------------
govern all questions concerning the relative rights of the Company and its shareholders and questions concerning the construction, validity and interpretation of this Agreement, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

     Section 3.5    Specific Performance.  The parties hereto acknowledge that
                    --------------------
there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligation of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction,

     Section 3.6    Severability.  If any provision of this Agreement is held to
                    ------------
be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 3.6.

     Section 3.7    Descriptive Headings.  The descriptive headings of this
                    --------------------
Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     Section 3.8    Entire Agreement.  This Agreement is intended by the parties
                    ----------------
as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 3.9    Counterparts.  This Agreement may be executed simultaneously
                    ------------
in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.


                                BRE PROPERTIES, INC.

                                By:
                                      -----------------------
                                      Frank C. McDowell


                                LEGG MASON UNIT INVESTMENT TRUST
                                SERIES 7, LEGG MASON REIT TRUST,
                                DECEMBER 1997 SERIES

                                BY:  LEGG MASON WOOD WALKER,
                                     INCORPORATED
                                as sponsor for the
                                Legg Mason Unit Investment Trust Series 7, Legg Mason REIT Trust, December 1997 Series

                                By:
                                       --------------------------
                                Name:  Richard J. Himelfarb
                                Its:   Senior Executive Vice President